UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Westwood Holdings Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Westwood Holdings Group, Inc., which will be held on Tuesday, April 21, 2009, at 10:00 a.m., Central time, at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201. The official Notice of Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Westwood invites all stockholders to attend the meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood's principal executive office, by signing and mailing to us a proxy bearing a later date, or by attending the meeting and voting in person.

Sincerely,

March 10, 2009
Brian O. Casey
Chief Executive Officer, President and Secretary

WESTWOOD MANAGEMENT  —  WESTWOOD TRUST

200 CRESCENT COURT, SUITE 1200 — DALLAS, TEXAS 75201 — T.214.756.6900 — F.214.756.6979 — www.westwoodgroup.com

WESTWOOD HOLDINGS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2009

To the Stockholders of Westwood Holdings Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. will be held at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Tuesday, April 21, 2009, at 10:00 a.m., Central time, to consider and vote on the following Proposals:

Proposal 1.	The election of nine directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified;

Proposal 2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2009; and

Proposal 3.	The approval of amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on March 5, 2009 are entitled to notice of, and to vote at, the annual meeting. A holder of shares of our common stock as of the record date is entitled to one vote in person or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at our principal executive office, by signing and mailing to us a proxy bearing a later date, or by attending the meeting and voting in person.

This proxy statement and proxy card are being mailed to our stockholders on or about March 17, 2009.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 21, 2009

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2008 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors
Westwood Holdings Group, Inc.

Brian O. Casey
Chief Executive Officer, President and Secretary

i

WESTWOOD HOLDINGS GROUP, INC.

PROXY STATEMENT FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2009

GENERAL QUESTIONS AND ANSWERS

The following questions and answers are intended to provide brief answers to frequently asked questions concerning the Proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement.

The Annual Meeting

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on Tuesday, April 21, 2009, at 10:00 a.m., Central time, at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201.

Procedures for Voting

Q:	Is my proxy revocable and can I change my vote?

A:	You may revoke your proxy at any time before it is voted by doing one of the following:

•	Sending a written notice revoking your proxy to Brian O. Casey, our Secretary, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201;

•	Signing and mailing to us a proxy bearing a later date; or

•	Attending our annual meeting and voting in person.

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on March 5, 2009, the record date, will be entitled to vote on the Proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	If you are the record holder of your shares, you can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone. Please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.

Q:	How does discretionary authority apply?

A:	Discretionary authority is authority granted to a third party proxy where, in the absence of direction to the contrary, such proxy has the power to make a decision for the stockholder in the proxy’s sole discretion. If you sign your proxy card, but do not make any selections, your shares will be voted “FOR” the election of all of the nominees for directors, “FOR” the ratification of Grant Thornton and “FOR” the approval of amendments to our stock incentive plan. As to all other matters that may be properly brought before the annual meeting, your shares will be voted in the discretion of the proxy holders.

Q.	How will votes be counted?

A.	The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. As of March 5, 2009, there were 7,166,938 shares of common stock outstanding and entitled to vote on each of the Proposals.

If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. A withheld vote is the same as an abstention. Abstentions will have no effect on the vote of Proposals 1 and 2; however, abstentions will have the same effect as votes cast against Proposal 3.

Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in “street” name do not indicate a vote for some or all of the Proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the Proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes, but they will not otherwise affect the outcome of a vote on Proposals 1, 2 or 3.

Q.	What happens if I do not return my proxy and do not vote at the annual meeting?

A.	Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors or the ratification of Grant Thornton LLP will count towards determining a quorum; however, such abstentions will have no effect on the outcome of the election of our directors or the ratification of Grant Thornton LLP. Abstentions will have the same effect as votes cast against Proposal 3.

Q:	Is my vote confidential?

A:	Yes. Only the inspector of votes and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Our Current Stock Ownership

Q:	What percentage of stock do the directors and officers own?

A:	Our executive officers and directors collectively beneficially owned approximately 1,571,266 shares, or approximately 21.9 percent, of our outstanding common stock as of March 5, 2009.

Q:	Who are the largest principal stockholders?

A:	Based on our review of Schedule 13G, Form 4 and Form 13F filings, as of March 5, 2009, our ten largest institutional stockholders were GAMCO Investors, Inc. (14.5% ownership of our outstanding common stock), Third Avenue Management LLC (7.3%), Barclays Global Investors, N.A. (4.9%), Wasatch Advisors (4.3%), Royce & Associates (3.3%), Renaissance Technologies Corp. (3.2%), Dimensional Fund Advisors, Inc. (2.6%), Vanguard Group (2.1%), Conestoga Capital (1.8%) and Evergreen Investment Management (1.8%).

Susan M. Byrne, our Chairman and Chief Investment Officer, owned 13.5%, and Brian O. Casey, our President and Chief Executive Officer, owned 4.6% of our outstanding common stock as of March 5, 2009. Our employees and directors, including Ms. Byrne and Mr. Casey, collectively owned approximately 36.4% of our outstanding common stock as of March 5, 2009.

Other Information

Q:	When are the stockholder proposals due for the annual meeting in 2010?

A:	To be included in the proxy statement for the 2010 annual meeting, stockholder proposals must be in writing and must be received by Westwood, at the following address: 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Secretary, no later than November 16, 2009.

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy by and on behalf of our Board of Directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:

William R. Hardcastle, Jr., Chief Financial Officer

Westwood Holdings Group, Inc.

200 Crescent Court, Suite 1200

Dallas, Texas 75201

Telephone: (214) 756-6900

This question and answer information section is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to carefully read this proxy statement in its entirety before you vote.

This proxy statement contains important information that should be read before you vote on the Proposals. You are strongly urged to read the proxy statement in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the period ended December 31, 2008, which is being sent to you with this proxy statement.

PROPOSAL 1:

Election of Directors

Our bylaws provide that the Board of Directors will consist of between three and eleven directors, as determined from time to time by resolution of the board. The Board of Directors has set the number of directors at nine, all of whom are to be elected at the 2009 annual meeting. Each director will serve until the 2010 annual meeting and until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Governance/Nominating Committee, has nominated the nominees listed below. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each share of common stock held by them at the close of business on March 5, 2009. A plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Votes may be cast in favor of the director nominee or withheld. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the proxy card. Broker non-votes, abstentions and votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. The following information is submitted concerning the nominees for election as directors:

Name	Age	Position With Westwood
Brian O. Casey	45	Chief Executive Officer, President, Secretary and Director

Susan M. Byrne	62	Chairman of the Board of Directors, Chief Investment Officer and Director

Tom C. Davis	60	Director

Richard M. Frank	61	Director

Robert D. McTeer	66	Director

Frederick R. Meyer	81	Director

Jon L. Mosle, Jr.	79	Director

Geoffrey R. Norman	65	Director

Raymond E. Wooldridge	70	Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

The biographical information for each director nominee is set forth below.

Brian O. Casey has served as Chief Executive Officer of Westwood since January 2006, as President, Secretary and director of Westwood since its inception in December 2001, and as Chief Operating Officer of Westwood from 2001 to 2005. Mr. Casey has served as Chief Executive Officer of Westwood Management since January 2006, as Secretary since 2003, as President since 2002, and as a director since 2000. Mr. Casey served as Chief Operating Officer of Westwood Management from 2000 to 2005, as Executive Vice President from 2000 to 2002, and as Vice President from 1992 to 1996. Mr. Casey has served as President and director of Westwood Trust since 1996. Since 2002, Mr. Casey has served on the Tartan Board of Directors, a group exclusively devoted to raising money for the Texas Scottish Rite Hospital for Children. Since 2006, he has been a member of the Governor’s Business Council for the State of Texas. He was appointed in 2008 to the board of the Baylor Health Care System Foundation, which helps raise money to support Baylor Health Care System’s mission of patient care, education, research and community service.

Susan M. Byrne has served as Chief Investment Officer of Westwood since January 2006, and has served as Chairman of the Board of Directors and director of Westwood since its inception in December 2001, and as its Chief Executive Officer from December 2001 to December 2005. Ms. Byrne is the founder of Westwood Management and has served as its Chairman of the Board and Chief Investment Officer since 1983, as Chief Executive Officer from 1983 to 2005, and as President from 1983 to 2002. She served as a director of Westwood Trust from 1996 to 1999. Ms. Byrne serves as a member of the Board of Grace Presbyterian Ministries Foundation. She served as a member of the Board of the University of Texas Investment Management Company from 1996 to 2004 and as a member of the Board of Trustees for the City of Dallas Employees Retirement Fund from 1998 to 2003.

Tom C. Davis has served as a director of Westwood since April 2004. He served as a director of Westwood Trust from March 2004 to December 2006. Since March 2001, he has served as Chief Executive Officer of The Concorde Group, a private investment firm, and serves on the Board of Directors of Dean Foods Company (NYSE), a dairy and branded foods business, and Affirmative Insurance Holdings, Inc. (NASDAQ), an integrated, non-standard auto insurance business. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) from March 1984 to February 2001.

Richard M. Frank has served as a director of Westwood and Westwood Trust since February 2006. Since December 2008, Mr. Frank has served as Executive Chairman of the Board of CEC Entertainment, Inc. (“CEC”), a Dallas-based NYSE company that operates a chain of pizza and children's entertainment restaurants. He has served as a Director of CEC since June 1985. He served as Chairman of the Board and Chief Executive Officer of CEC from March 1986 to December 2008, and served as CEC’s President and Chief Operating Officer from June 1985 until October 1988.

Robert D. McTeer has served as a director of Westwood and Westwood Trust since July 2007. Mr. McTeer has served as a Distinguished Fellow at the National Center for Policy Analysis (NCPA) since January 2007. Prior to joining the NCPA, he was Chancellor of the Texas A&M University System from November 2004 through November 2006. Before that, he had a 36-year career with the Federal Reserve System, including 14 years as President of the Federal Reserve Bank of Dallas and member of the Federal Open Market Committee. He currently serves on the Board of Directors of Guaranty Bank, headquartered in Austin, and Refocus Group, a medical device company in Dallas engaged in research and development of treatments for human vision disorders. He also serves on the Board of the University of Georgia's Terry College of Business. He is past president of the Association of Private Enterprise Education, a national association of free enterprise scholars, and a former board member of the National Council on Economic Education.

Frederick R. Meyer has served as a director of Westwood since its inception in December 2001. Since 1991, he has served as a director of SWS Group, Inc. (“SWS”), a full service securities and banking firm that previously owned Westwood. From 1985 to 2005, he served as the Chairman of the Board of Aladdin Industries, LLC, a diversified company. He served as Aladdin Industries, LLC's President and Chief Executive Officer from 1987 to 1994, from 1995 to May 1999 and from October 2000 to 2005. He also served as President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986 and acted as a consultant to Tyler Corporation from 1986 to 1989. He currently serves as a director of Palm Harbor Homes, Inc., a marketer of manufactured homes.

Jon L. Mosle, Jr. has served as a director of Westwood since its inception in December 2001 and as a director of Westwood Trust since February 2006. He has served as director of SWS since 1991. He served as Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. His roles at Rotan Mosle, Inc. included supervisory responsibility for over-the-counter trading and municipal departments, as well as participating in corporate finance activities. He served as branch manager, regional manager, Vice Chairman of the Board and member of Rotan Mosle, Inc.'s operating committee.

Geoffrey R. Norman has served as a director of Westwood and Westwood Trust since April 2007. He has been an independent consultant to General Electric since 2004. He was employed by General Electric from 1968 to 2004, serving in various roles including comptroller of GE Española, chief financial officer of GE International Contractor Equipment, treasurer of GE Capital and executive vice president of GE Asset Management from April 1988 to March 2004. Mr. Norman currently serves on advisory boards for QD Technology, a software company; and buildOn, a not-for-profit entity that builds schools in underdeveloped countries and organizes after-school clubs in US high schools. Mr. Norman is also an advisor to Rock Maple Funds, a hedge fund of funds, and Synectic Asset Ventures, a private equity firm.

Raymond E. Wooldridge has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since 2000. He is a director of CEC Entertainment, Inc., a Dallas-based NYSE company that operates a chain of pizza and children's entertainment restaurants. He is Chairman of the Board of Reeves Bancshares, Inc., a one bank holding company whose principal subsidiary is Stockmans Bank, which serves southwestern Oklahoma. From 1986 to 1999, he was a director of SWS; from 1996 to 1999, he served as the Vice Chairman and Chairman of the Executive Committee of SWS; from 1993 to 1996, he served as Chief Executive Officer of SWS; and from 1986 to 1993, he served as President and Chief Operating Officer of SWS. He is a past Chairman of the National Securities Clearing Corporation, a national clearing agency registered with the SEC and past Vice Chairman of the Board of Governors of the National Association of Securities Dealers.

Corporate Governance Information

The Board of Directors held five meetings during 2008. All of the members of the Board of Directors attended at least seventy-five percent of the meetings held in 2008. The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The membership and duties of these committees are described below.

Independent Directors (1)	Audit Committee	Compensation Committee	Governance/Nominating Committee
Tom C. Davis	M		M
Richard M. Frank	M	M	M
Robert D. McTeer	M
Frederick R. Meyer (2)	M	C
Jon L. Mosle, Jr.	M		C
Geoffrey R. Norman	M	M
Raymond E. Wooldridge (3)	C	M	M

M	Committee member

C	Committee chairman

(1)	The Board of Directors has determined that all members of the Audit, Compensation and Governance/Nominating Committees are “independent directors” within the meaning of the NYSE Corporate Governance Listing Standards.

(2)	The Board of Directors has determined that Mr. Frederick R. Meyer is qualified as an Audit Committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”), and that he has accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Listing Standards.

(3)	Raymond E. Wooldridge is Lead Director, and, as such, he chairs executive sessions of the Board of Directors.

Board Committees

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which the Audit Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The Audit Committee monitors our independent auditors as well as the preparation of our financial statements. The Audit Committee considers and selects an independent accounting firm to conduct the annual audit, monitors the independence of our independent accountants and monitors our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for reviewing reports from our management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The Audit Committee is also responsible for inquiring of our management and independent auditors regarding the appropriateness of the accounting principles we follow, as well as reviewing changes in accounting principles and their impact on our financial statements in terms of scope of audits conducted or scheduled to be conducted. The Audit Committee is further responsible for preparing a report stating, among other things, whether our audited financial statements should be included in our Annual Report. The Audit Committee met five times during 2008. All of the members of the Audit Committee attended at least seventy-five percent of the meetings held in 2008.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The Compensation Committee authorizes and determines all compensation for our executive officers, administers our incentive compensation plans in accordance with the powers and authority granted in such plans, determines any incentive awards to be made to our officers, administers all of our stock incentive plans and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Code Section 162(m) and administers other matters relating to compensation or benefits. The Compensation Committee met six times during 2008. All of the members of the Compensation Committee attended at least seventy-five percent of the meetings held in 2008.

Governance/Nominating Committee. The Governance/Nominating Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The Governance/Nominating Committee’s responsibilities relate to corporate governance and the identification and evaluation of Board candidates. The primary function of the Governance/Nominating Committee is to develop and oversee the application of corporate governance principles to Westwood, to identify qualified candidates for Board membership and recommend to the Board director nominees to be voted on at the annual meeting of stockholders, and communicate with members of the Board regarding Board and committee meeting format and procedures. The Governance/Nominating Committee met five times during 2008. All of the members of the Governance/Nominating Committee attended at least seventy-five percent of the meetings held in 2008.

Director Independence

Our Board of Directors has adopted Corporate Governance Guidelines. The full text of the Guidelines is available on our website at www.westwoodgroup.com. In addition, a copy of the Guidelines is available upon written request to our Corporate Secretary at our principal executive office.

Pursuant to our Guidelines, a majority of the members of our Board of Directors must be non-management directors who meet the “independence” requirements of the NYSE Corporate Governance Listing Standards. In addition, all members of the Audit Committee must meet additional “independence” standards required under the Securities Exchange Act of 1934. In February 2009, our Board of Directors undertook its annual review of director independence. In that review, the Board of Directors reviewed directors’ responses to a questionnaire asking about their relationships with us (and those of their family members) and other potential conflicts of interest. In connection therewith, our Board of Directors specifically considered that Messrs. Meyer, Mosle and Wooldridge each have a current or former relationship with SWS Group, Inc., or SWS, the company from which we were spun-off in 2002. In addition, our Board of Directors was aware that certain of our directors and individuals or entities affiliated with such directors have asset management accounts that are held by one of our subsidiaries and managed by us. After noting such items, and based upon its review, the Board of Directors unanimously decided that none of these relationships constituted a material relationship with us that would affect the “independence” of any such director under the NYSE rules.

As a result, the Board affirmatively determined that all of the directors nominated for election at the 2009 annual meeting are “independent” as defined under SEC and NYSE rules, with the exception of Ms. Byrne and Mr. Casey (each of whom is an executive officer of our company).

Lead Director of Board Meetings in Executive Session

Pursuant to our Corporate Governance Guidelines, our non-management directors meet in executive session outside of the presence of management on a regular basis. The Board of Directors has selected Raymond E. Wooldridge to serve as “Lead Director,” and, as such, he chairs these executive sessions.

Director Nominees

The Board of Directors has delegated to the Governance/Nominating Committee its responsibilities relating to Board selection. The Governance/Nominating Committee of the Board has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of a slate of director candidates to stand for election at the annual meeting of our stockholders. The Governance/Nominating Committee seeks to identify, and the Board selects, director candidates who (i) have significant business or public experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood in order to effectively perform the duties of a director, including regular attendance of Board meetings and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of Westwood as a whole and not only the interests of a particular stockholder or group.

The Governance/Nominating Committee has a policy of considering new director candidates recommended by our stockholders to the extent such recommendations are made in compliance with the following procedures. A stockholder that wishes to recommend a candidate for nomination to be elected to our Board of Directors for inclusion in the proxy statement for an annual meeting must submit a written notice of his or her recommendation of a candidate to our Corporate Secretary at our principal executive office. The submission must be received at our principal executive office not less than 120 calendar days before the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting. However, if we did not hold an annual meeting during the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2010 annual meeting, the deadline is November 16, 2009. Director candidates recommended by stockholders are evaluated by the Governance/Nominating Committee based on the same criteria applied by the Governance/Nominating Committee to director candidates identified by that committee, as described in the previous paragraph.

In order to be valid, a stockholder's notice to the Corporate Secretary must set forth (i) the name and address, as they appear on our books, of the stockholder recommending such candidate, (ii) the class and number of shares of Westwood that are beneficially owned by the stockholder, (iii) the name, age, business address and residence address of each candidate proposed in the notice, (iv) each candidate’s biographical data and qualifications, (v) the class and number of shares of Westwood stock beneficially owned by the candidate, if any, (vi) a description of all arrangements or understandings between the stockholder and each candidate and any other persons pursuant to which the stockholder is making the recommendation, and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to recommend for election or re-election as a director, including the candidate’s signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

For the 2009 annual meeting, our Governance/Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders), including any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communications with the Board

Stockholders or other interested parties may communicate with the Board of Directors or particular Board members (including our Lead Director or non-management directors as a group) by mailing a written communication to our Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to compliance@westwoodgroup.com or by telephone to 214-756-6900. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to our accounting, internal accounting controls or auditing matters and concerns regarding questionable accounting or auditing matters are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to our Lead Director, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodical or other subscriptions, and similar communication are not forwarded to Board members. In the event that a complaint or concern appears to involve the Corporate Compliance Officer, then the stockholder or other interested party is encouraged to directly contact the Chairman of the Audit Committee, Raymond E. Wooldridge, at rwooldridge@westwoodgroup.com.

Stockholders may also communicate directly with Board members at the annual meetings of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. All of our Board members attended the 2008 annual meeting of stockholders.

Code of Ethics

All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and directors are required by our Code of Business Conduct and Ethics to conduct our business in the highest legal and ethical manner. The full text of the Code is available on our website at www.westwoodgroup.com. In addition, a copy of the Code is available upon written request to our Corporate Secretary at our principal executive office. We intend to post amendments to or waivers from the Code as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

We pay each non-employee member of our Board of Directors a $4,000 annual retainer, $4,000 for each regularly scheduled quarterly meeting of the Board of Directors attended by the member and $1,000 per Board or committee meeting attended other than regularly scheduled quarterly meetings. The Chairman of the Audit Committee receives an additional $4,000 annual retainer. Additionally, upon the date of election or re-election as a member of our Board of Directors, each non-employee director is awarded 1,500 restricted shares of our common stock, which vest approximately 12 months from the date of grant. The Compensation Committee reviews our compensation arrangements for directors from time to time. Brian O. Casey, our President and Chief Executive Officer, and Susan M. Byrne, our Chairman of the Board and Chief Investment Officer, are not included in this table as they are Company employees and receive no compensation for their service as directors. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.

2008 Director Summary Compensation Table

Name (a)	Fees Earned ($) (b)	Stock Awards ($) (c)	Total ($) (h)
Tom C. Davis	22,000	63,278	85,278
Richard M. Frank	22,000	63,278	85,278
Robert D. McTeer	21,000	63,278	84,278
Frederick R. Meyer	22,000	63,278	85,278
Jon L. Mosle, Jr.	22,000	63,278	85,278
Geoffrey R. Norman	22,000	63,278	85,278
Raymond E. Wooldridge	26,000	63,278	89,278

Notes, by column letter:

(c)	The amounts contained in columns (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) (no assumptions for forfeitures were included) and include amounts related to restricted stock grants made in 2007 and 2008. The grant date fair value of restricted stock granted to each director in 2008 was $77,400. The assumptions used in all of the grants are discussed in footnote “7. Employee Benefits” of our audited financial statements, which are included in our 2008 Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. All restricted stock grants were made under the Company’s Stock Incentive Plan.

As of December 31, 2008, the directors held the following unvested restricted shares and unexercised stock options:

Name (a)	Unvested restricted shares (b)	Stock options outstanding and exercisable (c)
Tom C. Davis	1,500	—
Richard M. Frank	1,500	—
Robert D. McTeer	1,500	—
Frederick R. Meyer	1,500	—
Jon L. Mosle, Jr.	1,500	—
Geoffrey R. Norman	1,500	—
Raymond E. Wooldridge	1,500	2,500

Notes, by column letter:

(b)	Unvested restricted shares were issued July 23, 2008 at a grant price of $51.60 per share, at a grant date fair value of $77,400 per director, have a vesting date of July 1, 2009 and are subject to such director’s continued service as a director through the vesting date.

(c)	Stock options outstanding were issued in July 2002, have an exercise price of $12.90 per share and have a term of ten years from the date of grant.

EXECUTIVE OFFICERS

Biographical information regarding Westwood’s current executive officers and other key employees is as follows:

Brian O. Casey. See biographical information under the caption Proposal 1 – Election of Directors.

Susan M. Byrne. See biographical information under the caption Proposal 1 – Election of Directors.

William R. Hardcastle, Jr., age 41, has served as Vice President and Chief Financial Officer of Westwood since July 2005. Mr. Hardcastle served as Treasurer from July 2002 to July 2005 and as Assistant to the President from December 2001 to July 2002.

There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (the “Committee”) annually reviews and approves our executive compensation strategy and principles to ascertain whether they are aligned with our business strategy and objectives, stockholder interests, desired behaviors and corporate culture. The Committee aims to set our named executive officers’ total compensation at a level that is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to named executive officers are similar to those provided to other key employees of the Company.

The Company has only three executive officers. Brian O. Casey serves as our President and Chief Executive Officer, Susan M. Byrne serves as our Chief Investment Officer and Chairman of the Board, and William R. Hardcastle, Jr. serves as our Chief Financial Officer. These individuals are sometimes referred to in this proxy statement collectively as our “named executive officers.”

Compensation Philosophy and Objectives

As an asset management firm, one of our greatest assets is the collective skill, experience and efforts of all of our employees, including our named executive officers. Our long-term success depends on our ability to provide superior investment returns and attentive service to our clients. To achieve these goals, it is critical that we are able to attract, retain and motivate talented professionals within all levels of our Company that are committed to our core values of integrity, honesty and excellence as well as to properly align their incentives with our stockholders and clients. The Committee believes that compensation paid to the named executive officers should:

•	closely align incentives for executives with our performance on both a short-term and long-term basis; and

•	enable us to attract, retain and motivate key executives critical to our long-term success.

The Committee evaluates both performance and compensation relative to other companies in its peer group to ensure that we maintain our ability to attract and retain superior employees in key positions. Our compensation program seeks to compensate executives at a level that is competitive with similar firms in the asset management industry and to align executives’ incentives with stockholders and clients. The compensation program is designed to reward individual and company-wide performance as well as recognize the executives’ contribution to serving our clients and creating value for our stockholders. To that end, the compensation program for the named executive officers consists of a combination of base salary, cash incentive bonus awards, long-term equity-based incentive awards, and employee and post-retirement benefits.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer and the Chief Investment Officer annually review the performance of the Chief Financial Officer. This performance evaluation is based on the achievement of qualitative goals that apply to all employees, quantitative goals that apply to his specific job responsibilities, his contribution to our performance, and other leadership accomplishments. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments, annual cash incentive bonus awards and long-term equity-based incentive awards, are presented to the Committee for its approval. The Committee has complete discretion to accept, reject or modify the recommendation regarding the Chief Financial Officer’s compensation.

The Chief Executive Officer and the Chief Investment Officer do not make recommendations regarding their compensation to the Committee. The Committee reviews the performance of the Chief Executive Officer and the Chief Investment Officer.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive cash and equity-based executive compensation to motivate executives to achieve the business goals set by us and to reward the executives for achieving such goals. In establishing total compensation for the named executive officers, the Committee performs the following reviews:

•

Assessment of Company Performance. In establishing total compensation, the Committee considers measures of company performance, including profitability and total shareholder return. With respect to annual base salaries for all named executive officers and incentive cash and equity-based compensation for the Chief Financial Officer, the Committee does not apply a formula or assign weights to these performance measures, but rather considers all such measures collectively. With respect to the Chief

Executive Officer and the Chief Investment Officer, the Committee has established formulas based on company profitability, which have been approved by our stockholders, to determine the size of performance-based cash and equity-based incentive awards, which are discussed in more detail below. The Committee retains discretion to reduce the formula amounts of annual performance-based cash incentive compensation payable to our Chief Executive Officer and Chief Investment Officer.

•

Assessment of Individual Performance. Individual performance has an impact on the compensation of all Company employees, including the named executive officers. Each February, the Governance/Nominating Committee conducts a performance review of the Chief Executive Officer for the prior year that is reported to the Board of Directors. In addition, the Compensation Committee reviews the performance of both the Chief Executive Officer and the Chief Investment Officer For the prior year.

•

Market Compensation Data. The Committee reviews each component of the executive’s total compensation against the McLagan Investment Management Survey (the “McLagan Survey”), which is a widely used source for compensation information for a significant number of public and private investment management firms. The McLagan Survey provides the Committee with relevant market data on compensation practices and trends in the U.S. asset management industry, along with providing alternatives to consider when making compensation decisions for the named executive officers.

•

Peer Group Analysis. The Committee also compares each component of the executive’s total compensation against a peer group of publicly traded asset management companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment. The companies comprising the Compensation Peer Group are:

• Affiliated Managers Group, Inc.	• Federated Investors, Inc.

• AllianceBernstein	• Franklin Resources, Inc.

• Bank of New York Mellon Corp.	• GAMCO Investors, Inc.

• BlackRock, Inc.	• Invesco Ltd.

• Calamos Asset Management, Inc.	• Janus Capital Group, Inc.

• Cohen & Steers, Inc.	• T. Rowe Price Group, Inc.

• Eaton Vance Corp.

The companies that comprise the Compensation Peer Group are much larger companies than us in terms of assets under management and revenues and have greater resources than we do. The Committee realizes this size disparity and takes the disparity into account when looking at the Compensation Peer Group in the context of evaluating and setting compensation for our named executive officers. The Committee considers the compensation information provided by both the Compensation Peer Group and the McLagan Survey as equally relevant and important, with neither source of competitive peer group information being a decisive factor in setting executive compensation levels. As such, the Committee does not target a specific percentile within the Compensation Peer Group or the McLagan Survey, but rather uses the levels of compensation set forth therein as a guide in evaluating and setting compensation of the named executive officers.

There is no pre-established policy or target for the allocation between (i) cash and equity-based compensation and (ii) short-term and long-term incentive compensation. Rather, the Committee considers information provided by the McLagan Survey and peer group analysis as well as its own judgment to determine the appropriate level and mix of each component of the compensation program. In general, as executives progress to higher levels in the Company, their ability to directly impact our performance increases and our need to retain these executives increases; as a result, they receive a larger allocation of their total compensation in the form of long-term equity-based incentive compensation compared to other Company employees. Income from incentive compensation is realized as a result of our performance or the individual’s performance, depending on the type of award. Nevertheless, as indicated above, the Committee adopted and our stockholders approved annual incentive compensation formulas for our Chief Executive Officer and our Chief Incentive Officer, subject to discretionary reduction by the Committee. In addition, with the approval of our stockholders, the Committee made restricted stock awards in 2006 to our Chief Executive Officer and our Chief Financial Officer, subject to performance based vesting conditions established each year on the basis of the Company’s adjusted pre-tax income, as defined below.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were:

•	base salary;

•	cash incentive bonus awards;

•	long-term equity-based incentive awards; and

•	employee and post-retirement benefits.

Base Salary

Base salary is the fixed component of an executive’s annual cash compensation. We provide named executive officers with a base salary to compensate them for services rendered during the fiscal year and in recognition of their expertise, skills, knowledge and experience. The Chief Executive Officer and the Chief Investment Officer are paid a minimum annual salary of $450,000 and $750,000, respectively, as stipulated in their respective employment agreements. The material terms of these employment agreements are summarized below.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Salary levels and increases in salary, if any, are set by the Committee at levels they deem appropriate based on an evaluation of such factors as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives, and market data on compensation levels of peer companies in the industry. In setting base salary levels for 2008, the Committee applied the principles described above under “Setting Executive Compensation.” In 2008, the Chief Executive Officer and the Chief Investment Officer did not receive an increase in their base salaries. The Chief Financial Officer received a 6% merit increase in his base salary rate from $165,000 in 2007 to $175,000 in 2008.

Incentive Bonus Awards

The Committee believes that incentive bonus awards promote high performance and achievement of corporate goals and objectives by our executives, encourage growth of stockholder value, and allow our executives to participate in our long-term growth and profitability.

Annual Incentive Awards

In 2008, the Committee granted the Chief Financial Officer an annual cash incentive award from a Company-wide bonus pool, that does not include the Chief Executive Officer and the Chief Investment Officer, of $113,000, representing an 8% increase compared to his 2007 award. The Chief Financial Officer’s 2008 annual cash incentive award was recommended to the Committee by the Chief Executive Officer and the Chief Investment Officer based upon their quantitative and qualitative evaluation of his job performance, overall Company performance, as well as their determination that the award was reasonable relative to market and peer group compensation data. The Committee has authority for final approval of awards and may reduce an award below the level recommended by the Chief Executive Officer and the Chief Investment Officer. The Chief Financial Officer’s annual cash incentive award that was earned in 2008 and paid in July 2008, February 2009 and July 2009 is listed in column (d) in the 2008 Summary Compensation Table.

Cash performance-based annual incentive awards for the Chief Executive Officer and the Chief Investment Officer are determined based on the formula described below, which is subject to the Committee’s oversight and reduction. On April 27, 2006, the Company’s stockholders approved the formula for performance-based annual cash incentive awards that may be earned by the Chief Executive Officer and the Chief Investment Officer. For the Chief Executive Officer, the cash performance-based annual incentive award is a maximum of 3% of our adjusted pre-tax income. For the Chief Investment Officer, the cash performance-based annual incentive award is a maximum of 8% of our adjusted pre-tax income. The Committee has discretion to reduce the amount determined by these formulas for any year. For 2008, the Committee exercised its discretion to reduce the Chief Executive Officer’s award by approximately $15,000. The Committee did not exercise its discretion to reduce the Chief Investment Officer’s award for 2008.

The Committee chose adjusted pre-tax income as the basis for the performance formula because it believes that such performance measure is a meaningful indicator of our performance and profitability and also believes that structuring the performance-based annual incentive award in this way closely aligns the interests of these executives with our stockholders. The Committee chose these percentages based on its review of market and peer group compensation data as well as its judgment of the proper allocation of performance-based incentive awards to total compensation of these executives.

Our adjusted pre-tax income is determined based on our audited financial statements, as our income before income taxes increased by the expenses incurred for the year for (i) the annual incentive awards earned by the Chief Executive Officer and the Chief Investment Officer, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer. Performance-based annual incentive awards which were earned in 2008 and paid in February 2009 are listed in column (g) in the 2008 Summary Compensation Table.

Discretionary Bonus Awards

The Committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the Committee may determine. The Committee intends to utilize annual incentive awards and performance-based annual incentive awards as the primary means of granting cash incentive bonus awards to our named executive officers. Our Chief Executive Officer was granted a discretionary cash bonus award in July 2008 of $15,323 to assist in payment of his tax obligations relating to the vesting of restricted stock awards. This discretionary bonus award is listed in column (d) in the 2008 Summary Compensation Table. The Committee did not grant any other discretionary bonus awards in 2008.

Long-Term Equity-Based Incentive Awards

Long-term equity-based incentive awards are designed to align the interests of our named executive officers, as well as our other employees, with the interests of our clients and stockholders. Equity-based awards also encourage our named executive officers and other employees to focus on our long-term performance. While the Stock Incentive Plan authorizes the grant of several types of long-term equity-based incentive awards, the Committee currently expects that its equity-based awards will be limited to time-vested restricted stock awards and performance-based restricted stock awards. Long-term equity-based incentive awards are a key component of our overall compensation program and we believe it has enabled us to attract, retain and motivate talented professionals. The Committee also believes that restricted stock is the most effective equity-based award to accomplish these objectives, as it best conveys the concept of ownership to grantees and, subject to Committee discretion, allows them to vote the shares and to receive dividends on their unvested shares.

The Committee may make awards of restricted shares of our common stock. The vesting of restricted shares of our common stock may be conditioned upon the lapse of time and/or the satisfaction of performance and other conditions determined by the Committee. Unless the Committee determines otherwise, the recipient of restricted shares will generally have the rights and privileges of a stockholder with respect to the right to receive dividends and the right to vote the shares. None of the restricted shares may be sold, transferred, or pledged during the restricted period, and, except for termination due to death or as otherwise set forth in an employment agreement or determined by the Committee, all restricted shares shall be forfeited, and all rights to the shares will terminate, if the recipient ceases to be an employee before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by the Committee with respect to the shares.

The Committee has utilized restricted stock awards as a meaningful component of total compensation paid to the named executive officers as well as other employees. Equity-based compensation has recently been used in place of larger increases in cash compensation, as the Committee believes that a larger allocation to long-term equity-based incentive awards provides better alignment of interests between employees, stockholders and clients. These awards also allow all employees to participate in any growth in our value to which they contribute.

Time-Vested Restricted Stock Awards

The Committee may grant time-vested restricted stock awards. Since 2006, the Chief Executive Officer and the Chief Investment Officer have not received time-vested restricted stock awards, but instead received a performance-based restricted stock award, as described below. For the other named executive officer and all other eligible employees, generally, time-vested restricted stock awards are made annually. Grants were historically awarded annually by the Committee at its July meeting, which coincided with the timing of the first annual equity grants that were awarded shortly after our spin-off in July 2002. Beginning in 2008, it is contemplated that annual restricted stock grants will be awarded in the first quarter of the year in order to better synchronize the payment of cash incentive bonus awards with the withholding tax liability resulting from restricted stock vesting. In 2008, the Chief Financial Officer received a time-vested restricted stock award of 5,500 shares, which was 500 shares less than he received in 2007. The 2008 restricted stock award will vest as follows: 50% after two years, 75% after three years and 100% after four years, subject to the Chief Financial Officer’s continuing employment. The Chief Financial Officer’s 2008 time-vested restricted stock award was based upon his performance evaluation by the Chief Executive Officer and the Chief Investment Officer, which focused on the achievement of qualitative goals that apply to all employees, quantitative goals that apply to his specific job responsibilities, his contribution to our performance, and other leadership accomplishments.

Performance-Based Restricted Stock Awards

The Committee believes that granting performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer strongly aligns their interests with our stockholders and clients. These awards also allow them to participate in any growth in our value to which they contribute.

In 2006, the Committee made restricted stock awards to the Chief Executive Officer and the Chief Investment Officer that vest over several years in accordance with pre-approved performance goals. The maximum number of shares of restricted stock that may become vested under these awards is 100,000 shares, in the case of the Chief Executive Officer, and 300,000 shares, in the case of the Chief Investment Officer. The performance goal is based on our adjusted annual pre-tax income, which is determined based on our audited financial statements and is equal to our income before income taxes increased by the expenses incurred for the year for (i) the annual incentive awards earned by the Chief Executive Officer and the Chief Investment Officer, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer. The Committee chose adjusted pre-tax income as the basis for the performance formula because it believes that such financial measure is a meaningful indicator of our performance and profitability and also believes that structuring the performance-based annual incentive awards in this way closely aligns the interests of these executives with our stockholders. The vesting of the restricted stock will occur over a period of four years from the date of grant, for our Chief Executive Officer, and over a period of six years from the date of grant, for our Chief Investment Officer. Each year’s vesting is based upon the attainment of an adjusted pre-tax income target established by the Committee at the beginning of the year. If the pre-established performance target is not met for a particular year, the shares that would have vested in that year may become vested in a subsequent year if the target for the subsequent year is attained.

For 2008, the Chief Executive Officer and the Chief Investment Officer were eligible to become vested in the applicable percentage of his or her performance-based restricted shares if our adjusted pre-tax income for 2008 was at least 7% greater than our adjusted pre-tax income for 2007. On February 25, 2009, the Committee certified that the performance goal for 2008 was achieved and the Chief Executive Officer vested in 25,000 shares and the Chief Investment Officer vested in 50,000 shares. As allowed in our Plan and approved by the Committee, the Chief Executive Officer surrendered 8,300 and the Chief Investment Officer surrendered 15,000 of these shares in order to partially satisfy tax withholding requirements due to the vesting of these shares.

Performance-based restricted stock awards for the Chief Executive Officer and the Chief Investment Officer are designed to qualify for exemption from the deduction limitation provisions of 162(m) of the Internal Revenue Code (“Section 162(m)”). The specific performance goal for which the Chief Executive Officer’s and the Chief Investment Officer’s performance-based restricted stock awards vest for the year is established within 90 days after the beginning of the vesting year, as required by Section 162(m). Approval of Proposal 3 would not affect the 2006 restricted stock awards made to the Chief Executive Officer and the Chief Investment Officer and the annual performance-based vesting conditions that apply to those awards.

The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Employee and Post-Retirement Benefits

We offer employee and post-retirement benefits to all Company employees, including the named executive officers, in order to provide them with a reasonable level of financial support in the event of injury, illness, or disability and to provide them with the ability to accumulate retirement savings. All Company employees are eligible to participate in all benefit programs including medical, dental and vision insurance coverage, disability insurance and life insurance. In addition, all employees are eligible to participate in the Westwood Holdings Group, Inc. Savings Plan (the “Savings Plan”). The cost of health insurance and the Savings Plan is partially borne by employees, including the named executive officers. We bear the cost of disability insurance and a set amount of term life insurance for all employees on a non-discriminatory basis.

Savings Plan and Matching Contributions

Under the Savings Plan, all Company employees are eligible to participate in our qualified 401(k) plan. The 401(k) plan allows employees to contribute up to 100% of their salary subject to the IRS annual maximum. We fully match employee contributions up to 6% of their eligible compensation. Employees are vested immediately in their 401(k) contribution as well as the company match.

Profit Sharing Contributions

The Savings Plan also authorizes us to make discretionary contributions to employees’ Savings Plan accounts based on our profitability and performance. The profit sharing component of the Savings Plan is meant to be broad-based and all employees are eligible for discretionary profit sharing contributions. In 2008, we made a discretionary contribution for all employees equal to 7% of their eligible compensation. In 2008, the Company made aggregate 401(k) Company matching contributions and Company profit sharing contributions Of $29,900 for each named executive officer.

Perquisites

We do not provide significant perquisites or personal benefits to the named executive officers.

Tax and Accounting Implications

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) disallows a federal income tax deduction to publicly-held companies for certain compensation paid to senior executives to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In designing our compensation program, the Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. The Committee considers it important to preserve the tax deductibility of compensation for its named executive officers, consistent with achieving its goal of retaining its management team; however, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

Base Salary. We believe that the 2008 base salary paid to the executive officers covered by Section 162(m) will not exceed the Section 162(m) limit and will be fully deductible under Section 162(m).

Performance-based Annual Incentive Awards. Performance-based annual incentive awards granted to our Chief Executive Officer and Chief Investment Officer in 2008 pursuant to the annual formulas approved by our stockholders in 2006 are designed to meet the deductibility requirements of Section 162(m). It is thus anticipated that the annual incentive compensation earned by all of our named executive officers for 2008 will be deductible. If Proposal 3 is approved, it is anticipated that we will be able to make additional annual performance based incentive compensation awards in the future under our Stock Incentive Plan to our named executive officers that could qualify for the 162(m) performance-based exemption from the deduction limitation.

Performance-based Restricted Stock Awards. As indicated, the restricted stock awards granted to the Chief Executive Officer and the Chief Investment Officer in 2006 and the annual performance-based vesting conditions associated with those awards, were approved by our stockholders in 2006. It is thus anticipated that we will be entitled to a tax deduction for all of the taxable compensation earned by all of our named executive officers for 2008 with respect to the vesting of their restricted stock awards. If Proposal 3 is approved, we will be able to make additional restricted stock and other forms of performance-based long-term and other incentive compensation awards in the future under our Stock Incentive Plan to our named executive officers that could qualify for the 162(m) performance-based exemption from the deduction limitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

February 25, 2009	COMPENSATION COMMITTEE

Frederick R. Meyer, Chairman
Richard M. Frank
Geoffrey R. Norman
Raymond E. Wooldridge

2008 Summary Compensation Table

The following table summarizes all compensation earned by our named executive officers in the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	All Other Compen- sation ($) (h)	Total ($) (i)
Brian O. Casey, Chief Executive Officer	2008 2007 2006	450,000 450,000 433,333	15,323 107,800 85,000	567,461 644,058 683,733	— — 15,043	734,141 462,460 275,000	29,900 24,750 23,700	1,796,825 1,689,068 1,515,809
William R. Hardcastle, Jr., Vice President, Chief Financial Officer	2008 2007 2006	175,000 160,000 152,500	113,000 105,000 90,000	207,081 190,614 175,083	— — 3,419	— — —	29,900 21,547 22,470	524,981 477,161 443,472
Susan M. Byrne, Chief Investment Officer	2008 2007 2006	750,000 750,000 708,333	— — —	940,500 940,500 940,500	— — 17,094	1,998,573 1,520,720 960,000	29,900 24,750 23,700	3,718,973 3,235,970 2,649,627

Notes, by column letter:

(d)	Our Chief Executive Officer was granted discretionary bonus awards in July 2008, 2007 and 2006 of $15,323, $107,800 and $85,000, respectively, to assist in the payment of his tax obligations relating to the vesting of restricted stock awards.

(e), (f)	The amounts contained in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years indicated in accordance with FAS 123(R) (except no assumptions for forfeitures were included) and include amounts related to option grants made in 2002 and restricted stock grants made from 2004 through 2008. The assumptions used in all of the grants are discussed in footnote “7. Employee Benefits” of our audited financial statements, which are included in our 2008 Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

(g)	The amounts in column (g) reflect the cash payment of 3% and 8% of our adjusted pre-tax income to Brian O. Casey and Susan M. Byrne, respectively, in accordance with Performance-Based Annual Incentive Awards. See the Compensation Discussion & Analysis section above for a further description of these cash incentive awards.

(h)	The amounts in column (h) reflect 401(k) Company matching contributions and Company profit sharing contributions to the Westwood Holdings Group, Inc. Savings Plan.

We have employment agreements with Brian O. Casey and Susan M. Byrne. Under these agreements these officers have a minimum salary, are eligible to receive performance-based and discretionary bonuses, receive restricted shares (subject to performance conditions), could become fully vested in their unvested equity compensation (depending on the cause of termination of employment) and could receive salary and benefits for one year after the termination of their employment (depending on the cause of termination of employment). Per the terms of his employment agreement, Mr. Casey is paid a minimum annual salary of $450,000 and may receive a maximum performance-based annual incentive award of 3% of our adjusted pre-tax income. Per the terms of her employment agreement, Ms. Byrne is paid a minimum annual salary of $750,000 and may receive a maximum performance-based annual incentive award of 8% of our adjusted pre-tax income. The agreements expire on April 30, 2010 for the Chief Executive Officer and April 30, 2012 for the Chief Investment Officer.

Grants of Plan-Based Awards in 2008

The following table summarizes all grants of plan-based awards made to our named executive officers in 2008. All equity plan-based awards in the following table consisted solely of restricted shares of our common stock.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#) (f)	Grant Date Fair Value of Stock ($) (g)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Brian O. Casey	12/31/08	N/A	734,141	N/A	—	—
William R. Hardcastle, Jr.	2/27/2008	N/A	—	N/A	5,500	196,075
Susan M. Byrne	12/31/08	N/A	1,998,573	N/A	—	—

Notes, by column letter:

(d)	The amounts in column (d) reflect the payment of 3% and 8% of our 2008 adjusted pre-tax income to Brian O. Casey and Susan M. Byrne, respectively, in accordance with Performance-Based Annual Incentive Awards. See the Compensation Discussion & Analysis section above for a further description of these cash incentive awards. There were no threshold or maximum award levels for these Performance-Based Annual Incentive Awards.

(f)	The amount in column (f) reflects restricted shares granted in accordance with our Third Amended and Restated Stock Incentive Plan. The shares vest as follows: 50% after two years, 75% after three years and 100% after four years. Mr. Hardcastle will be entitled to vote his unvested shares of restricted stock and to receive dividends thereon at the same rate as all other holders of the Company’s common stock.

(g)	The amount in column (g) reflects the aggregate grant date fair value of Mr. Hardcastle’s restricted stock award in 2008, computed in accordance with FAS 123(R) (except no assumptions for forfeitures were included). The assumptions used in this grant are discussed in footnote “7. Employee Benefits” of our audited financial statements, which are included in our 2008 Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. The grant date fair value was $35.65 per share.

Stock Incentive Plan

See proposal 3 of this proxy statement for a description of the material features of the Company’s Third Amended and Restated Stock Incentive Plan, including a description of the proposed amendments being solicited for stockholder approval at this year’s annual meeting.

Executive Employment Agreements

The Committee believes that the retention of our key executives is critical to our opportunity for future success. In order to formalize a long-term commitment with the top two executive officers, we entered into employment agreements with our Chief Executive Officer, Brian O. Casey, and our Chief Investment Officer, Susan M. Byrne in 2006. The agreements broadly address the terms of their employment with the Company, including, among other things, duties, compensation and benefits, termination, and the effect of termination. In addition, the employment agreements include non-solicitation covenants and non-competition covenants that extend for a period of one year following the date of termination.

The Committee determined that the Chief Executive Officer is critical to our future success, due to his significant responsibilities and contributions to the ongoing day-to-day operation of the business, his involvement in marketing our products, his development and direction of strategic initiatives, as well as his participation in the development of new products and our investment processes. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with the Chief Executive Officer that is effective through April 30, 2010.

The Committee determined that the Chief Investment Officer is critical to our future success, due to her significant responsibilities and contributions to the development of our investment philosophy and process, her day-to-day operation and oversight of our investment function, her integral importance to the ongoing success of our investment process as well as her involvement in product development, strategic initiatives and marketing our products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with the Chief Investment Officer that is effective through April 30, 2012.

The Committee negotiated the employment agreements with each executive and believes the terms and conditions included in the employment agreements are in our best interests and accomplish the objective of securing the continued long-term employment of the Chief Executive Officer and Chief Investment Officer.

Outstanding Equity Awards at December 31, 2008

The following table summarizes all outstanding equity awards held by our named executive officers as of December 31, 2008.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#) (g)	Market Value of Shares of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (j)
Brian O. Casey	12,000	12.90	7/02/12	3,125	88,781	25,000	710,250
William R. Hardcastle, Jr.	5,000	12.90	7/02/12	18,625	529,136	—	—
Susan M. Byrne	—	—	—	—	—	150,000	4,261,500

Notes, by column letter:

(g)	The shares in column (g) will vest according to the following schedule provided the individual is still employed by us on the vesting date.

	Shares scheduled to vest
Name	2009	2010	2011	2012
Brian O. Casey	3,125	—	—	—
William R. Hardcastle, Jr.	8,125	6,250	2,875	1,375

Mr. Casey’s 3,125 shares will vest on July 1, 2009. Mr. Hardcastle’s shares will vest as follows: July 1, 2009: 8,125 shares; February 27, 2010: 2,750 shares; July 1, 2010: 3,500 shares; February 27, 2011: 1,375 shares; July 1, 2011: 1,500 shares; February 27, 2012: 1,375 shares.

(i)	The shares in column (i) will vest according to the following schedule provided the individual is still employed by us on the vesting date and the performance goal specified for the year indicated is met. The performance goal is based on our adjusted pre-tax income, determined based on our audited financial statements. Each year during the applicable vesting period, the Compensation Committee will establish a specific goal for that year’s vesting of the restricted shares, which will be based in all cases upon our adjusted pre-tax income. The specific performance goal for each year will be established no later than March 31 of the vesting year, as required by Section 162(m) of the Code. If in any year during the vesting period the performance goal is not met, the Compensation Committee may establish a goal for a subsequent vesting period, which if achieved or exceeded may result in full or partial vesting of the shares that did not otherwise become vested in a prior year.

	Shares scheduled to vest as of December 31,
Name	2009	2010	2011
Brian O. Casey	25,000	—	—
Susan M. Byrne	50,000	50,000	50,000

(h), (j)	The amounts in columns (h) and (j) reflect the value of the shares shown in columns (g) and (i), respectively, multiplied by $28.41, the closing market price of our stock as of December 31, 2008.

Option Exercises and Stock Vested in 2008

The following table summarizes all options exercised and shares vested by our named executive officers for the year ended December 31, 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Brian O. Casey	—	—	32,500	1,022,700
William R. Hardcastle, Jr.	—	—	9,875	411,393
Susan M. Byrne	—	—	50,000	1,420,500

Notes, by column letter:

(e)	Values in column (e) reflect 7,500 and 9,875 shares of time-vested restricted stock for Mr. Casey and Mr. Hardcastle, respectively that vested as of July 1, 2008 at a market value of $41.66 per share and 25,000 and 50,000 shares of performance-based restricted stock for Mr. Casey and Ms. Byrne, respectively that were vested as of December 31, 2008 at a market value of $28.41 per share.

Potential Payments Upon Termination or Change in Control

Set forth below is a summary of the compensation and benefits payable to our Chief Executive Officer and our Chief Investment Officer in the event their employment is terminated. For purposes of this disclosure, we have assumed a December 31, 2008 termination date. We have multi-year executive employment agreements with our Chief Executive Officer and our Chief Investment Officer. For further information on the employment agreements, see “Executive Employment Agreements” above.

Under the employment agreements in place, the payments could vary depending on the cause of termination and whether or not the Board of Directors elects to enforce a non-compete agreement. Additionally, these agreements contain a “single trigger” change in control provision pursuant to which our Chief Executive Officer and our Chief Investment Officer are entitled to certain payments and benefits in the event they voluntarily terminate their employment with the Company within the ninety-day period immediately following the date that is three (3) months following Change in Control of the Company. The Committee believes that a “single trigger” change in control provision (1) provides a powerful retention device during change in control discussions, and (2) ensures our Chief Executive Officer and our Chief Investment Officer are not deprived of the benefits that they earned or reasonably should expect to receive if there was no change in control. The various payment scenarios are described below.

Payments upon termination without cause where the non-compete agreement is enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination without cause where the non-compete agreement is not enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments for twelve months,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive, and

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed.

All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is not enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive, and

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed.

All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.

Payments upon termination by the executive with good reason (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination due to a change in control (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, less the amount of insurance premiums the executive would pay had he remained employed, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination due to death

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive’s eligible dependents for twelve months following termination, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination due to disability

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	up to four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•	all unvested stock options and all unvested restricted shares may be fully vested at the Board of Directors’ discretion.

The following tables show the amounts each officer would receive under different scenarios.

Chief Executive Officer severance and change in control arrangements:

Benefits/payments upon termination	For cause or voluntary termination		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A

Base salary for an additional year	$450,000	$—	$450,000	$—	$450,000	$—	$—
Incentive plan awards (1)	734,141	734,141	734,141	734,141	734,141	734,141	734,141
Performance shares (2)	—	—	710,250	710,250	710,250	710,250	710,250
Restricted stock –accelerated vesting (2)	—	—	88,781	88,781	88,781	88,781	88,781
Medical benefits (4)	13,033	13,033	13,033	13,033	13,033	13,033	13,033

Total	$1,197,174	$747,174	$1,996,205	$1,546,205	$1,996,205	$1,546,205	$1,546,205

Chief Investment Officer severance and change in control arrangements:

Benefits/payments upon termination	For cause or voluntary termination		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A

Base salary for an additional year	$750,000	$—	$750,000	$—	$750,000	$—	$—
Incentive plan awards (1)	1,998,573	1,998,573	1,998,573	1,998,573	1,998,573	1,998,573	1,998,573
Performance shares (2)	—	—	4,261,500	4,261,500	4,261,500	4,261,500	4,261,500
Disability benefits (3)	—	—	—	—	—	—	117,000
Medical benefits (4)	4,756	4,756	4,756	4,756	4,756	4,756	4,756

Total	$2,753,329	$2,003,329	$7,014,829	$6,264,829	$7,014,829	$6,264,829	$6,381,829

Notes:

(1)	Incentive plan awards are estimated assuming the termination event occurred on the last business day of the year, that the Board of Directors would certify these amounts for payment and that future payments will be equal to the incentive payments that the officers earned in 2008 (the incentive payment amounts are calculated as 3% and 8% of our adjusted pre-tax income, as defined, for the Chief Executive Officer and the Chief Investment Officer, respectively).

(2)	All performance shares and restricted stock accelerated vesting amounts shown in the preceding tables are estimated using our stock price as of the last day of business in 2008, $28.41 per share. Amounts shown under the Disability column are subject to accelerated vesting at the discretion of our Board of Directors.

(3)	The Chief Investment Officer is covered by a disability income insurance policy, the premiums to which are paid by the Company with the Chief Investment Officer as the beneficiary. The estimated benefits shown assume that a disability that causes termination of employment occurred on December 31, 2008 and that the disability is permanent. The benefits would be paid by the insurance company in monthly installments of $3,000 beginning approximately four months after the disability occurred and would continue until August 1, 2012.

(4)	The amount reflects the Company’s estimated premiums to continue medical benefits for twelve months.

The amounts shown in the preceding tables do not include payments and benefits to the extent they are paid to all employees upon termination of employment, including:

•	accrued salary and vacation pay,

•	distribution of the balance held by the individual under our 401(k) plan, and

•	amounts paid under other benefit plans, including our family and medical leave of absence and long-term disability programs.

Definitions

Termination for cause could occur due to any of the following events:

•	executive’s conviction of any felony or other serious crimes;

•

executive’s material breach of any of the terms of the employment agreement or any other written agreement or material company policy to which the executive and the Company are parties or are bound, if such breach shall be willful and shall continue beyond a period of twenty (20) days immediately after written notice thereof by the Company to the executive;

•	wrongful misappropriation by the executive of any money, assets, or other property of the Company or a client of the Company;

•

willful actions or failures to act by the executive which subject the executive or the Company to censure by the Securities and Exchange Commission as described in and pursuant to Section 203(e) or 203(f) of the Investment Advisers Act of 1940 or Section 9(b) of the Investment Company Act of 1940 or to censure by a state securities administrator pursuant to applicable state securities laws or regulations;

•	executive’s commission of fraud or gross moral turpitude; or

•	executive’s continued willful failure to substantially perform executive’s duties under the applicable agreement after receipt of written notice thereof and an opportunity to so perform.

Termination for good reason could occur due to the occurrence of any of the following events without the written consent of the executive:

•	any material breach by the Company of the employment agreement (including any reduction in the executive's base salary);

•

any material adverse change in the status, position or responsibilities of the executive, including a change in the executive's reporting relationship so that he no longer reports to the Board of Directors, the removal from or failure to re-elect the executive as a member of the Board or if the Company becomes a wholly-owned subsidiary of another company, and the executive serves only as an officer of the subsidiary company;

•	assignment of duties to the executive that are materially inconsistent with the executive’s position and responsibilities described in his employment agreement;

•

the failure of the Company to assign the employment agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the employment agreement; or

•	requiring the executive to be principally based at any office or location more than twenty-five (25) miles from the current offices of the Company in Dallas, Texas.

The executive may terminate his employment without good reason at anytime by giving thirty days notice.

The Company may terminate the executive’s employment without cause at anytime.

Change in Control shall mean:

•

a merger or consolidation of the Company with or into another corporation (other than a merger undertaken solely in order to reincorporate in another state) immediately following which the beneficial holders of the voting stock of the Company immediately prior to such transaction or series of transactions do not continue to hold 50% or more of the voting stock (based upon voting power) of the Company or (A) any entity that owns, directly or indirectly, the stock of the Company, (B) any entity with which the Company has merged, or (C) any entity that owns an entity with which the Company has merged;

•	a dissolution of the Company;

•	a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities;

•

a transaction or series of transactions that results in any entity, “Person” or “Group”, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

during any period of two (2) consecutive years commencing on or after January 1, 2006, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, or (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control.

Disability shall mean any medically determinable physical or mental impairment that has lasted for a period of not less than six (6) months in any twelve (12) month period and that renders the executive unable to perform the duties required under the employment agreement.

PROPOSAL 2:

Ratification of Appointment of Grant Thornton LLP as Independent Auditors

Our Audit Committee has appointed Grant Thornton LLP as our independent auditors for 2009. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

Fees Billed by Grant Thornton LLP

Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and testing as required by Sarbanes-Oxley Section 404, or for services that are normally provided in connection with statutory or regulatory filings or engagements for the years ended December 31, 2008 and 2007 were $201,600 and $194,250, respectively.

Audit-Related Fees. There were no fees billed by Grant Thornton for services other than audit fees for the years ended December 31, 2008 and 2007.

Tax Fees. There were no fees billed by Grant Thornton for services other than audit fees for the years ended December 31, 2008 and 2007.

All Other Fees. There were no fees billed by Grant Thornton for services other than audit fees for the years ended December 31, 2008 and 2007.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent auditors. Each year the Audit Committee considers for approval the independent auditor’s engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to insure that they are within the scope pre-approved by the Audit Committee. To insure prompt handling of unexpected matters, the Audit Committee has delegated to its chairman the authority to amend or modify the list of approved permissible non-audit services and fees, provided the chairman reports any action taken to the Audit Committee at its next meeting.

The Audit Committee approved all audit fees billed by Grant Thornton LLP for the years ended December  31, 2008 and 2007.

Vote Sought and Recommendation

Although stockholder action on this matter is not required, the appointment of Grant Thornton LLP is being recommended to the stockholders for ratification. The affirmative vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote, a quorum being present, is needed to ratify the appointment of Grant Thornton LLP as independent auditors for 2009. If not otherwise specified, the shares represented by properly executed, returned proxy cards will be voted “FOR” the ratification of Grant Thornton LLP. Broker non-votes and abstentions will be treated as shares that are present and entitled to vote for quorum purposes; however, broker non-votes and abstentions will not otherwise affect the outcome of a vote on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR 2009.

PROPOSAL 3:

Approval of Amendments to the Third Amended and Restated

Westwood Holdings Group, Inc. Stock Incentive Plan

On February 25, 2009, the compensation committee of our Board of Directors adopted certain amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”), subject to approval by our stockholders at the annual meeting. If approved by our stockholders, the amendments would increase by 700,000 shares the maximum number of shares of our common stock that may be issued under the Plan to 2,648,100 shares (from 1,948,100 shares) and would allow the committee to grant performance-based awards under the Plan that qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986.

The Plan allows us to grant equity-based compensation opportunities to eligible employees and other personnel. As of February 27, 2009, the combined total of the number of shares of our common stock that had been issued under the Plan and that were covered by outstanding awards granted under the Plan was 1,947,609 shares. If all of the shares covered by outstanding awards are issued or become vested, then, in the absence of the proposed amendment, we would only be able to issue an additional 491 shares under the Plan.

The Plan is the only compensation plan under which we are authorized to issue shares of our common stock to eligible employees and other personnel. Our Board of Directors believes that the Plan is a material element of our overall compensation program and that its continuing viability is important to our future financial and operational success. If the proposed amendment is not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the amendments are approved, it is anticipated that the number of shares available under the Plan will be sufficient to cover awards for the next three to four years.

Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of annual compensation that may be deducted with respect to certain executives – generally the named executive officers. Certain performance-based compensation is exempt from the deduction limitation. In order to qualify for the performance based compensation exemption, a plan must meet certain requirements, including the implementation of objective performance goals based upon performance criteria approved by a company’s stockholders. Thus, for example, annual incentive compensation payable to our Chief Executive Officer and our Chief Investment Officer pursuant to the performance formulas approved by our stockholders in 2006 and the stockholder approved performance-based restricted stock awards made to those executives in 2006 are intended to qualify for the 162(m) performance-based compensation exemption and thus to be deductible by us. Except for those stockholder-approved awards to our Chief Executive Officer and our Chief Investment Officer, and except for stock options, other awards made under the Plan as in effect before the proposed amendments would not meet the conditions for the performance-based compensation exemption from the section 162(m) deduction limitations. Our Board of Directors believes it is desirable to enable the committee to grant incentive awards under the Plan that are deductible for federal income tax purposes. If approved, the amendments will facilitate that objective. If the amendments are not approved, the ability of the committee to grant fully deductible incentive compensation awards under the Plan will remain limited.

A summary of the Plan, as it would be amended, is provided below and is qualified in its entirety by reference to the full text of the Plan document. A copy of the Plan, as amended, is attached to this proxy statement as Appendix A.

As of February 27, 2009, the closing price of our outstanding Common Stock was $35.21 per share.

Material Features of the Plan

The Plan provides for the grant of stock options, shares of restricted stock, annual incentive awards, performance-based awards (in the form of cash or stock) and discretionary bonus awards. Awards under the Plan may be made to key employees, including officers and directors who may be employees, and non-employee directors, consultants or advisors. There are currently 63 employees of Westwood who may be eligible to receive awards under the Plan, and there are 7 non-employee directors who may be eligible to receive awards under the Plan.

Term of the Plan. Unless sooner terminated, the Plan will expire on February 22, 2016. Any awards outstanding at the expiration of the term of the Plan will continue in accordance with their terms.

Types of Awards. The Plan authorizes the grant of several types of stock-based awards, including incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock and performance-based share awards. The Plan also authorizes cash awards, including annual incentive awards, performance-based cash awards, and discretionary bonus awards. The compensation committee has broad discretion with respect to the types of awards it may grant under the Plan. However, to date the compensation committee has limited its stock-based awards under the Plan to NSOs and restricted stock.

No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Westwood’s stock on the date of grant.

Share and Award Limitations. Currently, we may issue up to 1,948,100 shares of our common stock under the Plan, subject to adjustment for changes in our capital structure or a reorganization of the company. If the proposed amendments are approved, the number of shares that may be issued under the Plan will be increased to 2,648,100. Shares issued under the Plan may be authorized and unissued shares, treasury shares or any combination of the two. Any shares subject to an award under the Plan that are forfeited, settled for cash, repurchased, expire, or otherwise are terminated or settled without the issuance of such shares, are available for awards under the Plan. No more than 316,033 shares of common stock may be covered by stock-based awards granted to any participant under the Plan in a calendar year. In order to qualify a performance based compensation under Section 162(m) of the Internal Revenue Code, the maximum amount of cash performance based incentive awards that may be earned under the Plan by any participant in any calendar year is $5 million.

Administration. Unless and until our Board of Directors determines otherwise, the Plan will be administered by our compensation committee. Determinations of the compensation committee will be final, conclusive, and binding on any interested person. Such determinations include such matters as selecting participants, determining the awards that will be made under the Plan, interpreting plan provisions, and deciding the terms and conditions of any award.

Amendment. The Plan may be amended by the Board of Directors or by the compensation committee. Amendments will be subject to stockholder approval if and to the extent required by applicable law, regulation or rule. Any amendment that would increase the aggregate number of shares of stock that may be issued under the Plan must be approved by our stockholders.

Antidilution. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, or similar transaction or other change in corporate structure affecting the shares, such adjustments and other substitutions will be made to the Plan and to awards as the compensation committee or the Board of Directors in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one participant, in the number, class, kind and exercise price of securities or other property subject to outstanding options or other awards granted under the Plan, and in the number, class and kind of securities or other property subject to awards granted under the Plan.

Persons Eligible for Grants. Any employee, consultant, advisor or non-employee director will be eligible to be selected as a participant under the Plan by the compensation committee, acting in its discretion. However, ISOs will be granted only to participants who are employees of Westwood or a subsidiary.

Types of Awards

Options. ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of common stock at a fixed price (which may not be less than the fair market value on the option grant date as determined under the Plan). Each award agreement will state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the ISO or NSO or a portion thereof will vest and the number of shares of common stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition. The Plan permits the compensation committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. These include permitting participants to deliver cash, shares or other consideration (including, where permitted by law and the compensation committee, awards) in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the compensation committee in the grant of the option.

Restricted Stock Awards. The compensation committee may also make awards of restricted shares of our stock. The vesting and number of restricted shares of our stock may be conditioned upon the lapse of time and/or the satisfaction of other factors determined by the compensation committee. The recipient of restricted shares will generally have the rights and privileges of a stockholder with respect to the right to receive dividends and the right to vote the shares. None of the restricted shares may be sold, transferred or pledged during the restricted period, and all restricted shares shall be forfeited, and, except for termination due to death or as otherwise determined by the committee, all rights to the shares will terminate, if the recipient ceases to be an employee, consultant or director of us or any of our subsidiaries before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by us with respect to the shares.

Annual Incentive Awards. The compensation committee may also grant annual incentive awards of stock, cash or any combination of stock and cash to our employees, in such amounts and subject to such terms and conditions as the compensation committee may determine. The compensation committee shall establish the maximum level of annual incentive awards that may be granted for each year. The compensation committee may, in its sole discretion, reduce, but not increase, the annual incentive award payable to any participating employee during a year.

Performance-Based Awards. Under the Plan as amended, the Committee will be able to establish vesting and other conditions based on the achievement of performance measures for awards that are intended to qualify for the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Internal Revenue Code. The performance measures may be based on company-wide performance or performance of a business unit, division, and/or subsidiary of the company. The performance measures may be absolute or relative. The performance measures that may be used under the Plan include: (a) net earnings or net income (before or after taxes, depreciation and amortization); (b) cash earnings; (c) earnings per share; (d) net sales or revenue growth; (e) net operating income; (f) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (g) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (h) operating income before interest, taxes, depreciation and amortization; (i) return on stockholders’ equity; (j) operating margins or operating expenses; (k) value of the Company’s stock or total return to stockholders; (l) value of an investment in the Company’s stock assuming the reinvestment of dividends; (m) performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group; and/or (n) a combination of any or all of the foregoing criteria. Approval of the proposed Plan amendments relating to performance based awards is intended to satisfy the stockholder approval requirement of Section 162(m) of the Internal Revenue Code. In general, this means that the Company will be able to grant performance-based awards under the Plan that would qualify for exemption from the deduction limitations of Section 162(m) for up to five years before stockholder re-approval would be needed. Absent the amendments, the only awards that could qualify for the 162(m) exemption are the annual incentive formula awards and 2006 restricted stock awards made to our Chief Executive Officer and our Chief Investment Officer, and any stock option awards made under the Plan. Our board of directors believes it is in the Company’s best interests to be able to qualify for tax deductibility of performance-based compensation paid under the Plan

Discretionary Bonus Awards. The compensation committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the compensation committee may determine.

Material Federal Income Tax Consequences of the Plan

The following is a summary of the material United States federal income tax consequences associated with awards granted under the Plan. This summary is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Westwood. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences.

Incentive Stock Options. A participant will generally not recognize any taxable income upon either the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, upon the exercise of an ISO, a participant is required to include the difference between the option exercise price and the fair market value of the common stock received in alternative minimum taxable income for purposes of calculating the alternative minimum tax. If a participant sells or otherwise disposes of the common stock acquired pursuant to the exercise of an ISO within either two years from the date of grant or one year from the date of exercise of the option (an “Early Disposition”), the participant will recognize ordinary income at the time of the Early Disposition in an amount equal to the lesser of (i) the excess of the amount realized by the participant on the Early Disposition over the exercise price of the option, or (ii) the excess of the fair market value of the common stock on the date of exercise over the exercise price of the option. The excess, if any, of the amount realized by the participant on the Early Disposition over the fair market value of the common stock on the date of exercise will be capital gain, and will either be short term (taxable at ordinary income tax rates) or long term gain, depending on the participant’s holding period. If a participant sells shares acquired by the exercise of an ISO after meeting the two-year and one-year holding period conditions described above, then all of the gain or loss realized on the sale will be long-term capital gain or loss.

Nonqualified Stock Options. A participant will not recognize any taxable income upon the grant of an NSO. In general, a participant will recognize ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the exercise price paid for the stock.

Annual Incentive Awards, Performance-Based Awards and Discretionary Bonus Awards. A participant who receives cash pursuant to an annual incentive award, a performance-based award or a discretionary bonus award will recognize ordinary income equal to the amount of cash received. Except as discussed below in the section entitled “Common Stock Subject to a Substantial Risk of Forfeiture,” a participant who receives shares of common stock pursuant to an annual incentive award, a performance-based award or a discretionary bonus award will recognize ordinary income in an amount equal to the fair market value of the common stock at the time of receipt of the shares.

Common Stock Subject to a Substantial Risk of Forfeiture. If a participant receives common stock that is subject to a substantial risk of forfeiture (whether pursuant to an award of restricted stock, in payment for an annual incentive award, a performance-based award or a discretionary bonus award), unless the participant files an early income recognition election under Section 83(b) of the Code (discussed below), the participant will not recognize any income at the time of receipt of the stock, but will recognize ordinary income when the restrictions on the shares lapse, in an amount equal to the difference between the fair market value of the stock at the time the restrictions lapse and the amount paid, if any, for the stock. However, a participant who receives common stock that is subject to a substantial risk of forfeiture may elect to include the fair market value of the stock in income at the time of its receipt by filing an election with the Internal Revenue Service under section 83(b) of the Code within 30 days after the date of such receipt.

Availability of Tax Deduction for Westwood. When ordinary income is recognized by a participant in connection with the receipt or exercise of an award under the Plan (including the filing of an election under section 83(b) of the Code), Westwood will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount, assuming the requisite withholding requirements are met. However, compensation paid by Westwood to its named executive officers is generally subject to the $1 million annual deduction limits of Section 162(m). These limits do not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. Thus, for example, it is anticipated that annual incentive compensation payable to our Chief Executive Officer and our Chief Investment Officer pursuant to the performance formulas approved by our stockholders in 2006 and the stockholder approved performance-based restricted stock awards made to those executives in 2006 are intended to qualify for the 162(m) performance-based compensation exemption and thus to be deductible by us. Similarly, it is anticipated that stock options granted under the Plan may qualify for an exemption from the section 162(m) limitations. However, unless the Plan is amended pursuant to this Proposal, other forms of performance-based incentive awards under the Plan would not qualify for the 162(m) exemption and, accordingly, the deductibility of those awards would be subject to the limitation. On the other hand, if the Plan amendments are approved by Westwood’s stockholders, then our ability to make tax deductible awards under the Plan will be expanded. Our board of directors believes it is in our best interest to be able to qualify for tax deductibility of performance-based compensation awards made under the Plan.

Tax Withholding. Our obligation to make payments or issue shares in connection with any award will be subject to and conditioned upon the satisfaction of applicable tax withholding obligations. The Committee may allow a participant to satisfy a withholding tax obligation in whole or in part by having us withhold shares that would otherwise be issued to the participant, or by having the participant deliver shares to us, in either case with a value equal to the minimum amount of the withholding obligation.

New Plan Benefits

The future awards that may be made to eligible participants under the Plan are subject to the discretion of the Committee, and, therefore, cannot be determined with certainty at this time.

Equity Compensation Plan Information

The Equity Compensation Plan table provides information as of December 31, 2008 with respect to shares of our common stock that may be issued under our existing equity compensation plan, the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	57,400	$12.93	232,491
Equity compensation plans not approved by security holders	—	—	—

Total	57,400	$12.93	232,491

Vote Sought and Recommendation

The approval of the Plan requires the affirmative vote of a majority of the votes cast with respect to this Proposal (provided that the total votes cast upon this Proposal represent over fifty percent (50%) of all shares entitled to vote on this Proposal). All proxies submitted will be voted "FOR" this Proposal unless stockholders specify in their proxies a contrary vote. Broker non-votes will not be counted as votes cast with respect to this Proposal; abstentions, however, will have the same effect as a vote against this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE

PROPOSED AMENDMENTS TO THE THIRD AMENDED AND RESTATED

WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is a current or former officer or employee of Westwood or its subsidiaries or has had a relationship requiring disclosure by Westwood under applicable federal securities regulations. No executive officer of Westwood served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. For 2008 the members of our Compensation Committee were Mr. Meyer (Chairman), Mr. Frank, Mr. Norman and Mr. Wooldridge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Teton Advisors, Inc. and Affiliates

We provide investment advisory services to the GAMCO Westwood Funds family of mutual funds pursuant to a subadvisory agreement with Teton Advisors, Inc. (formerly Gabelli Advisers Inc.). Based on SEC filings, we believe that GAMCO Investors, Inc., of which Teton Advisors, Inc. is a subsidiary, owned 14.5% of our common stock as of March 5, 2009. During 2008, Teton Advisors, Inc. paid subadvisory fees to Westwood Management Corp., our subsidiary, in the amount of $784,000. In addition, Westwood Management owns shares of Class A Common Stock, representing a 19.2% economic interest in Teton Advisors, Inc. During 2008, Westwood Management received dividends of $200,000 from Teton Advisors, Inc.

Review and Approval of Related Party Transactions

All future material transactions involving affiliated parties will be subject to approval by a majority of our disinterested directors. We have a written policy addressing the review and approval of related party transactions that is entitled our Conflict of Interest Policy. The Conflict of Interest Policy provides that, except with the Board of Directors’ prior knowledge and consent, no director, officer or employee of Westwood or its subsidiaries may be involved in a transaction or relationship that gives rise to a “conflict of interest” with Westwood. The policy defines “conflict of interest” as an occurrence where a director, officer or employee’s private interests interfere, or appear to interfere, in any way with our interests as a whole, and specifically includes all related party transactions and relationships we are required to disclose in our proxy statement.

In the event the Board of Directors’ consent to a conflict of interest is sought, the request must be addressed to our compliance officer (or, where the matter involves the compliance officer, to the Audit Committee) and referred to the Audit Committee for its consideration. If the matter involves any member of the Audit Committee, the matter is required to be addressed by the disinterested members of the Board of Directors. A majority of the members of the Audit Committee (or a majority of the disinterested members of the Board of Directors, where applicable) must approve any request. The terms of approved any transaction must be as favorable to us as the terms would be if the transaction were entered into with an unrelated third party.

John Porter Montgomery, who is related to Ms. Byrne, Chairman and Chief Investment Officer of the Company, was employed by the Company during 2008 and received total compensation that exceeded $120,000. Mr. Montgomery is compensated in a manner consistent with our policies that apply to all employees.

Management Accounts

Certain of our directors, executive officers and their affiliates invest their personal funds directly in accounts held and managed by us. All such funds are managed along with, and on the same terms as, funds deposited by our other clients. These individuals are charged management fees for our services at a preferred fee rate, which rate is consistent with fees charged to our other select clients who are not members of our Board of Directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 5, 2009, there were 7,166,938 shares of common stock issued and entitled to vote at the annual meeting. Except where otherwise indicated, the following table sets forth certain information, as of March 5, 2009, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

•	each stockholder who is known by us to own more than five percent (5%) of the outstanding common stock;

•	each director and director nominee;

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners (1)	Number of Shares Beneficially Owned(2)	Percent of Class
5% Beneficial Owners
GAMCO Investors, Inc. (3)(4)	1,036,600	14.5%
Third Avenue Management LLC (3)(5)	522,394	7.3%
Directors and Named Executive Officers
Brian O. Casey (2)	333,700	4.6%
Susan M. Byrne	970,000	13.5%
William R. Hardcastle, Jr. (2)	60,400	*
Tom C. Davis	3,500	*
Richard M. Frank	27,020	*
Robert D. McTeer	4,000	*
Frederick R. Meyer	40,093	*
Jon L. Mosle, Jr.	56,500	*
Geoffrey R. Norman	3,250	*
Raymond E. Wooldridge (2)	69,003	1.0%
All directors and named executive officers as a group (10 Persons)	1,567,466	21.8%

*	Less than 1%

(1)	The address of each director and named executive officer is 200 Crescent Court, Suite 1200, Dallas, Texas, 75201.

(2)	Includes shares subject to options that may be acquired within 60 days after March 5, 2009. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Individuals listed above with rights to acquire shares within 60 days of March 5, 2009 include: Mr. Casey with rights to 12,000 shares, Mr. Hardcastle with rights to 5,000 shares and Mr. Wooldridge with rights to 2,500 shares.

(3)	The beneficial ownership information reported for this stockholder is based upon the most recent Form 4, Form 13F or Schedule 13G filed with the SEC by such stockholder.

(4)	Pursuant to the Form 4 filed by GAMCO Investors, Inc., or GAMCO, on February 25, 2009, GAMCO stated that these shares are beneficially owned by Mario J. Gabelli, c/o GAMCO, One Corporate Center, Rye, NY 10580, and GGCP, Inc.

(5)

The address of Third Avenue Management LLC, or TAM, is 622 Third Avenue, 32nd Floor, New York, New York 10017-6715. On February 13, 2009, TAM reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 522,394 shares.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by us to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of Westwood as of and for the fiscal year ended December 31, 2008 with management and the independent auditors. Management is responsible for Westwood’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934), and for the preparation of Westwood’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE rules, and, although the Board of Directors has determined that Mr. Meyer is an “audit committee financial expert” as defined by SEC rules, neither Mr. Meyer, nor any other member of the Audit Committee, represents themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

The Audit Committee received from Grant Thornton LLP, Westwood’s independent auditors, a formal written statement describing all relationships between the firm and Westwood that might bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, discussed with Grant Thornton any relationships that may impact their objectivity and independence, and, based on such information, satisfied itself as to Grant Thornton’s independence. The Audit Committee also discussed with management, Westwood’s internal auditors and the independent auditors the quality and adequacy of Westwood’s internal controls and the audit scope and plans for audits performed by the internal auditors and the independent auditors.

The Audit Committee also discussed with Grant Thornton all communications required by generally accepted auditing standards used in the United States, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of Grant Thornton’s examination of the consolidated financial statements of Westwood.

For the fiscal year 2008, management completed the documentation, testing and evaluation of Westwood’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors. At the conclusion of the process, management provided the Audit Committee with a report on management’s assessment of the effectiveness of Westwood’s internal control over financial reporting as of December 31, 2008.

Based upon the above-mentioned review and discussions with management and Grant Thornton, the Audit Committee recommended to the Board of Directors that Westwood’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

February 25, 2009	AUDIT COMMITTEE

Raymond E. Wooldridge, Chairman
Tom C. Davis
Richard M. Frank
Robert D. McTeer
Frederick R. Meyer
Jon L. Mosle, Jr.
Geoffrey R. Norman

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Our officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

Except as set forth below, to Westwood’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all Section 16(a) filing requirements applicable to them. Form 4 filings for restricted stock grants made to our independent directors, Mr. Davis, Mr. Frank, Mr. McTeer, Mr. Meyer, Mr. Mosle, Mr. Norman and Mr. Wooldridge, on July 23, 2008 were filed one day late.

STOCKHOLDER PROPOSALS

For a request to be timely, we must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2010 no later than November 16, 2009 to have such Proposal included in our proxy statement for the 2010 annual meeting. You must submit your Proposal in writing to our Corporate Secretary:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

ANNUAL REPORT

Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2008, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 200 Crescent Court, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary, to inform Westwood of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as proxy holder in the accompanying proxy to vote on such matters in their discretion.

By Order of the Board of Directors,

Brian O. Casey
Chief Executive Officer, President and Secretary

March 10, 2009

APPENDIX A

THIRD AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC.

STOCK INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1	Establishment. This Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) is hereby established effective as of January 1, 2006 (the “Effective Date”).

1.2	Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3	Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares (if any) under the terms of the Plan and the agreements evidencing the Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

2.1	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)	“Acquiring Corporation” has the meaning given to it in Section 14.2.

(b)	“Annual Incentive Award” has the meaning given to it in Section 11.1.

(c)	“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Board may establish. Awards granted under the Plan may include:

(i)	Options awarded pursuant to Sections 6-8;

(ii)	Restricted Stock awarded pursuant to Section 9;

(iii)	Purchase Rights awarded pursuant to Section 10;

(iv)	Annual Incentive Awards awarded pursuant to Section 11;

(v)	Performance-Based Awards awarded pursuant to Section 12; and

(vi)	Discretionary Bonus Awards awarded pursuant to Section 13.

(d)	“Award Certificate” has the meaning given to it in Section 12.3.

(e)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(f)	“Cashless Exercise” has the meaning given to it in Section 6.3(a).

(g)	“Cause” shall mean any of the following: (i) the Participant’s theft of a Participating Company’s property or falsification of any Participating Company documents or records;

(ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group or any Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Participating Company Group or any Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any other criminal act which impairs the Participant’s ability to perform his or her duties with the Participating Company Group or any Participating Company.

(h)	“Change in Control” has the meaning given to it in Section 14.1.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(j)	“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(k)	“Company” means Westwood Holdings Group, Inc., a Delaware corporation, or any successor corporation thereto.

(l)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(m)	“Director” means a member of the Board or of the board of directors of any other Participating Company.

(n)	“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(o)	“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)	“Exercise Period” has the meaning given to it in Section 10.1.

(r)	“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)

If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of

Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(s)	“Good Reason” means (i) a resignation occurring within ninety (90) days following a Change in Control; (ii) the relocation of the principal place of business of the Participating Company for which the Participant renders Service to a location more than 100 miles from its location as of the date of the Change in Control without the Participant’s consent; or (iii) a material reduction in the Participant’s salary or bonus opportunity, or the Participant’s responsibilities.

(t)	“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(u)	“Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)	“Non-Employee Director” has the meaning given to it in Article 8.

(w)	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement), or which does not qualify as, an Incentive Stock Option.

(x)	“Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)	“Option Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time

(z)	“Option Expiration Date” has the meaning given to it in Section 6.6(a)(i).

(aa)	“Ownership Change Event” has the meaning given to it in Section 14.1.

(bb)	“Parent” means (i) any “parent corporation” as defined in Section 424(e) of the Code and any successor provisions; (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common subsidiary corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the Company must be consolidated in the Parent’s financial statements.

(cc)	“Participant” means a person who has been granted one or more awards pursuant to the terms and conditions of the Plan.

(dd)	“Participating Company” means the Company or any Parent or Subsidiary.

(ee)	“Participating Company Group” means, at any point in time, all corporations or other entities collectively which are then Participating Companies.

(ff)	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.

(gg)	“Performance Cycle” means, with respect to any Annual Incentive Award, the calendar year beginning January 1, 2005 and ending December 31, 2005, and each subsequent calendar year, unless otherwise designated by the Board.

(hh)	“Performance Goals” means, with respect to any Annual Incentive Award or Performance-Based Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure(s) during a fiscal year or specified performance period.

(ii)	“Performance Measure” means measures as described in Article 12 on which the Performance Goals are based and which are approved by the Company’s stockholders pursuant to the Plan in order to qualify Awards for the Performance-Based Exception.

(jj)	“Performance-Based Award” has the meaning given to it in Section 12.1.

(kk)	“Permitted Transferees” has the meaning given to it in Section 6.7.

(ll)	“Plan” has the meaning given to it in Section 1.1.

(mm)	“Purchase Right” means the right to purchase Stock in accordance with the provisions of Section 10.

(nn)	“Restricted Period” has the meaning given to it in Section 9.1.

(oo)	“Restricted Stock” means an award of Stock made under Section 9, which is subject to vesting provisions.

(pp)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(qq)	“Securities Act” means the Securities Act of 1933, as amended.

(rr)	“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Option Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ss)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(tt)	“Subsidiary” means (i) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code and any successor provisions, (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common parent corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the subsidiary corporation must be consolidated in the Company’s financial statements.

(uu)	“Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1	Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan.

3.2	Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3	Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and, if applicable, the number of shares of Stock to be subject thereto;

(b)	to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and, if applicable, any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of an Option or Purchase Right, (ii) the method of payment for shares purchased upon the exercise of the Option or Purchase Right, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock issued or cash provided thereunder, including by the withholding or delivery of shares of Stock or cash, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;

(e)	to approve one or more forms of Option Agreement or Award Certificate;

(f)	to amend, modify, extend, cancel or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof, provided, however, the Board shall not have the right to (i) lower the Exercise Price of an existing Option or (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles;

(g)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(h)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options;

(i)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option Agreement or any Award Certificate and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)	to consider, upon an Employee’s termination of Service on account of a disability, the circumstances of such disability and whether the Employee’s Award should be amended to provide that it is fully vested, if the Board in its sole discretion considers such action in the best interest of the Company and the Employee.

3.4	Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1	Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 2,648,100. Shares issued under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award or otherwise subject to a Company repurchase option and are repurchased by the Company at the Participant’s exercise price, or if shares of Restricted Stock are forfeited unvested, the shares of Stock shall again be available for issuance under the Plan. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 316,033 shares. The maximum amount a Participant may earn for any calendar year under cash incentive awards (including Annual Incentive Awards and cash Performance Based Awards) granted to such Participant under the Plan is $5 million.

4.2	Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards (if applicable) and in the exercise price per share of any outstanding Awards (if applicable), and in the maximum number of shares with respect to which Awards may be granted to any Participant in a calendar year. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 14.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND OPTION LIMITATIONS.

5.1	Persons Eligible for Awards. Awards may be granted pursuant to this Plan only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

5.2	Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3	Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1

Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2	Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3	Payment of Exercise Price.

(a)	Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. In no event shall the Company accept a promissory note in payment of the exercise price, or make a loan to a Participant to enable the Participant to exercise an Option. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)	Limitations on Forms of Consideration.

(i)	Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii)	Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4	Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.5	Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6	Effect of Termination of Service.

(a)	Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i)	Disability. If the Participant’s Service with the Participating Company Group terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)	Death. If the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Participant's termination of Service.

(iii)	Cause. If the Participant’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)	Termination of Service. If the Participant’s Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

(b)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 17 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)

Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

(d)	Option Vesting. Every Option awarded under the Plan (including those Options awarded prior to the Effective Date, which are hereby amended to incorporate the following terms) shall become 100% vested if the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, as of the date of the Participant’s death.

6.7	Transferability of Options. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative (unless such exercise would disqualify an Option as an Incentive Stock Option). With the approval of the Board, the Option Agreement (other than an Incentive Stock Option) may provide that such Option may be transferred without consideration to one or more Permitted Transferees. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or other award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Option or other award shall be null and void and without effect. As used herein, “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the exclusive benefit of such Participant and/or such Participant’s immediate family members, and partnerships or other entities in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant's spouse, descendants (children, grandchildren and more remote descendants), spouses of descendants, and shall include step-children and relationships arising from legal adoption.

7.	STANDARD FORMS OF OPTION AGREEMENT.

7.1	Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2

Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.	AWARDS TO NON-EMPLOYEE DIRECTORS

Each Non-Employee Director shall, upon each date of election and annually thereafter, be awarded 1,500 shares of Restricted Stock. The Compensation Committee shall make the award each year and shall determine the date of grant for each award. The Restricted Stock shall fully vest at the expiration of twelve (12) months from the date of the grant, or, if earlier, upon the Non-Employee Director’s death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms. The Restricted Stock is not transferable until vested, and shall be forfeited if the Non-Employee Director’s service as a Director ceases before the vesting date (for reasons other than death).

9.	AWARD AND DELIVERY OF RESTRICTED STOCK

9.1	Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period or periods of time (each a “Restricted Period”) or such other restrictions on the vesting of the Restricted Stock as it shall deem appropriate or applicable to such award. Each award of Restricted Stock may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Stock awarded, and for the lapse or termination of restrictions upon all or any portion of the Restricted Stock upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

9.2	Rights and Privileges. At the time a grant of Restricted Stock is made to a Participant, a stock certificate representing a number of shares of the Company's common stock equal to the number of shares of such Restricted Stock shall be registered in the Participant's name but shall be held in custody by the Company for such Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote the Restricted Stock, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the stock certificate evidencing Restricted Stock until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company if the Participant ceases to be an Employee, Consultant or Director of the Company or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Stock. Dividends on Restricted Stock shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of Restricted Stock, the Committee may, in its sole discretion, register in the name of a Participant a stock certificate representing such shares of Common Stock issued as a dividend on Restricted Stock, and may cause the Company to hold such certificate in custody for the Participant's account subject to the same terms and conditions as such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant.

9.3

Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period applicable to Restricted Stock and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the Restricted Stock to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of shares of Restricted Stock with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant. The Company shall not be required to deliver any fractional share of Common

Stock but shall pay to the Participant, in lieu thereof, the product of (i) the Fair Market Value per share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Participant would otherwise be entitled.

9.4	Tax Withholding. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Committee may permit a Participant to elect to satisfy the withholding requirement attributable to the vesting of a Participant’s Restricted Stock award, in whole or in part, by having the Company withhold shares of Stock with a Fair Market Value on the date the tax is to be determined equal to the Company’s minimum statutory withholding tax obligation. Any such election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any conditions, restrictions or limitations that the Committee, in its discretion, deems appropriate.

9.5	Vesting Events for Restricted Stock. If the Employee terminates employment by reason of death, all of his or her shares of Restricted Stock shall become 100% vested upon the date of death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms.

10.	AWARD AND DELIVERY OF PURCHASE RIGHTS

10.1	Purchase Rights. At the time an award of Purchase Rights is made, the Committee shall establish a period or periods of time during which the Purchase Right may be exercised (each an “Exercise Period”) or such other restrictions as it shall deem appropriate and applicable to such award. Each award of Purchase Rights may have a different Exercise Period or Exercise Periods. Each award shall specify the method of payment (which shall not permit payment with promissory notes) to purchase Stock and shall set forth any repurchase rights or calls applicable to the purchased Stock. Notwithstanding anything to the contrary contained herein, no Purchase Rights will be awarded under the Plan after February 25, 2009.

11.	ANNUAL INCENTIVE AWARDS.

11.1	Annual Incentive Awards. The Committee may grant annual incentive awards of Stock or cash (each an “Annual Incentive Award”) to such Participants as the Committee may from time to time recommend, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine. The Committee shall establish the maximum amount of Annual Incentive Awards that may be granted for each Performance Cycle. Notwithstanding the foregoing, all Annual Incentive Awards shall be subject to the provisions of paragraphs (a) through (d) below:

(a)	Annual Incentive Awards shall be granted in connection with a 12-month Performance Cycle, which shall be the fiscal year of the Company.

(b)	Subject to Section 4.1, the Committee shall determine the Participants who shall be eligible to receive an Annual Incentive Award for such Performance Cycle.

(c)	The Committee shall fix and establish, in writing, (A) the Performance Measure(s) that shall apply to such Performance Cycle, (B) an objective formula for computing the amount of the Annual Incentive Awards for such Performance Cycle, where the amount shall be based upon the attainment of various Performance Goals for the applicable Performance Measure(s).

(d)	Annual Incentive Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

12.	PERFORMANCE-BASED AWARDS.

12.1	General. Notwithstanding anything to the contrary contained herein, the Board may condition the grant, exercise, vesting or settlement of equity-based awards and the grant, vesting or payment of annual and long-term cash incentive awards (including, without limitation, Annual Incentive Awards) on the achievement of specified Performance Goals in accordance with this Article, in order to enable such Awards to qualify for the Performance-Based Exception. The applicable performance period for measuring achievement of specified Performance Goals may be any period designated by the Board.

12.2	Objective Performance Goals and Performance Measures. A Performance Goal established in connection with an Award covered by this Article must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the Performance Goal is met, (2) prescribed in writing by the Board before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following Performance Measures (which may be applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries as a whole, as determined by the Board):

(a)	Net earnings or net income (before or after taxes, depreciation and amortization);

(b)	Cash earnings;

(c)	Earnings per share;

(d)	Net sales or revenue growth;

(e)	Net operating income;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Operating income before interest, taxes, depreciation and amortization;

(i)	Return on stockholders’ equity;

(j)	Operating margins or operating expenses;

(k)	Value of the Company’s Stock or total return to stockholders;

(l)	Value of an investment in the Company’s Stock assuming the reinvestment of dividends;

(m)	Assets under management;

(n)	Performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group; and/or

(o)	A combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and in such terms as the Board may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify for the Performance-Based Exception, the Board may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

12.3	Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Board shall determine the extent to which the Performance Goals established pursuant to this Article are achieved and the extent to which each performance-based award has been earned. The Board may not exercise its discretion to increase the amount or value of an award that would otherwise be payable in accordance with the terms of a performance-based award made in accordance with this Article.

13.	DISCRETIONARY BONUS AWARDS.

13.1	Discretionary Bonus Awards. The Committee may grant discretionary bonus awards of Stock or cash (each a “Discretionary Bonus Award”) to officers and other key Employees of either the Company or any Subsidiary, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine.

13.2	The Committee may grant Discretionary Bonus Awards to eligible Participants in such amounts as the Committee may determine, subject to the limitations set forth in Section 4.1.

13.3	Discretionary Bonus Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

14.	CHANGE IN CONTROL.

14.1	Definitions.

(a)	An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)	A “Change in Control” shall mean (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (ii) a dissolution of the Company, (iii) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, (iv) a transaction or series of transactions that results in any entity, “Person” or “Group” (as defined below), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under such Act .

14.2	Effect of Change in Control on Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or Parent thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards, including awards for the Acquiring Corporation’s stock, if applicable. For purposes of this Section 14.2, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Upon a Change in Control, each outstanding Award shall become 100% vested and exercisable as of the date ten (10) days prior to the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. The exercise or vesting of any Award that was permissible solely by reason of this Section 14.2 shall be conditioned upon the consummation of the Change in Control. Any Award which is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Option Agreement, Award Certificate or Stock Purchase Agreement, except as otherwise provided therein. Furthermore, notwithstanding the foregoing, if the Change in Control results from an Ownership Change Event described in Section 14.1(a)(i) and the Company is the surviving or continuing corporation and immediately after such Change in Control less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.

15.	PROVISION OF INFORMATION.

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.	COMPLIANCE WITH SECURITIEs LAW.

The grant of an Award and the issuance of shares of Stock upon exercise of an Award, if applicable, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. An Award may not be exercised for shares of Stock if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised for shares of Stock unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

18.	STOCKHOLDER APPROVAL.

Any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of such increase in the Authorized Shares.

PLAN HISTORY

February 1, 2002	Board adopts Plan, with an initial reserve of 948.35 shares.

February 8, 2002	Stockholders approve Plan, with an initial reserve of 948.35 shares.

May 21, 2002	Board adopts amended Plan, with a reserve of 948,100 shares.

May 24, 2002	Stockholders approve amended Plan, with a reserve of 948,100 shares.

July 1, 2002	Board adopts amended Plan; including discretionary bonus awards

February 8, 2005	Compensation Committee adopts Second Amended and Restated Plan

February 23, 2006	Compensation Committee adopts Third Amended and Restated Plan, increasing the reserve by 1,000,000 shares

February 25, 2009	Compensation Committee amends Third Amended and Restated Plan, increasing the reserve by 700,000 shares and providing for performance-based awards, approved by stockholders at their 2009 annual meeting.

WESTWOOD HOLDINGS GROUP, INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING TO BE HELD ON APRIL 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 21, 2009

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2008 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

The undersigned hereby appoints Brian O. Casey and William R. Hardcastle, Jr., and each of them, jointly and severally, as the undersigned’s proxy or proxies, each with full power of substitution and to act without the other, to vote as indicated on the back of this card all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the annual meeting of the common stockholders to be held at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Tuesday, April 21, 2009, at 10:00 a.m., Central time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, upon the Proposals set forth below, revoking any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side.)

▲  FOLD AND DETACH HERE  ▲

The board of directors recommend a vote FOR all Proposals	Please mark your votes as indicated in this example.	☒

1. The election of nine directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.
☐ FOR ALL NOMINEES (except for the names struck out below)	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
(Susan M. Byrne, Brian O. Casey, Tom C. Davis, Richard M. Frank, Robert D. McTeer, Frederick R. Meyer, Jon L. Mosle, Jr., Geoffrey R. Norman and Raymond E. Wooldridge)
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval of amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date

Signature

Signature, If Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign you name, title and state your capacity.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE